Exhibit 4.5

CROWN CASTLE INTERNATIONAL CORP.,
ISSUER

______________________________

SECOND
SUPPLEMENTAL
INDENTURE

DATED AS OF DECEMBER 15, 2014

TO THE INDENTURE
DATED AS OF APRIL 15, 2014

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS
Section 1.01 Definitions	2

ARTICLE 2 ASSUMPTION
Section 2.01 Assumption of Obligations	2
Section 2.02 Effect of Supplemental Indenture	2

ARTICLE 3 MISCELLANEOUS
Section 3.01 Trust Indenture Act Controls	2
Section 3.02 Governing Law	2
Section 3.03 Ratification of Indenture; No Adverse Interpretation of Other Agreements	2
Section 3.04 Severability	2
Section 3.05 Counterpart Originals	2
Section 3.06 Table of Contents, Headings, etc	3
Section 3.07 Effectiveness	3
Section 3.08 Trustee’s Disclaimer	3

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 15, 2014 to the Indenture dated as of April 15, 2014 (the “Base Indenture”) as supplemented by the First Supplemental Indenture dated as of April 15, 2014 (the “First Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”) among Crown Castle REIT Inc., a Delaware corporation (the “Company” or the “Surviving Company”), Crown Castle International Corp., a Delaware corporation (the “Predecessor Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Predecessor Company has executed and delivered to the Trustee the Base Indenture providing for the issuance of securities in one or more series as the Predecessor Company may authorize from time to time (the “Securities”);

WHEREAS, the Predecessor Company also has executed and delivered to the Trustee the First Supplemental Indenture providing for the issuance of the 4.875% Senior Notes due 2022 (the “Notes”);

WHEREAS, on the date hereof, the Company and the Predecessor Company will execute and deliver to the Trustee the Third Supplemental Indenture providing for the assumption by the Company of all the obligations of the Predecessor Company under the Notes and the Indenture;

WHEREAS, the Predecessor Company and the Company entered into an Agreement and Plan of Merger dated as of September 19, 2014 (the “Merger Agreement”), providing for the merger of the Predecessor Company with and into the Company (the “Merger”), with the Company as the entity surviving the Merger;

WHEREAS, Section 5.01 of the Base Indenture provides that the Predecessor Company shall not consolidate with or merge with or into any Person unless the Successor Company (if not the Predecessor Company) shall expressly assume, by a supplemental indenture, all the obligations of the Predecessor Company under the Securities and the Base Indenture;

WHEREAS, the Merger complies with the other provisions of Section 5.01 of the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture permits the Predecessor Company and the Trustee to amend the Base Indenture or the Securities without notice to or consent of any Holder to evidence the succession of another Person to the Predecessor Company pursuant to Article V of the Base Indenture and the assumption by such successor of the Predecessor Company’s covenants, agreements and obligations in the Base Indenture and in the Securities;

WHEREAS, effective as of 11:58 p.m. on December 15, 2014 (the “Effective Time”), the Predecessor Company will merge with the Company pursuant to the terms of the Merger Agreement, and the Company will be the entity surviving the Merger and will be renamed “Crown Castle International Corp.” at the Effective Time; and

WHEREAS, the Company and the Predecessor Company have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01  Definitions.  All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Base Indenture.  Additional terms are defined in the body of this Supplemental Indenture.  In the event that any term or provision contained herein shall conflict with any term or provision contained in the Base Indenture, the terms and provisions of this Supplemental Indenture shall govern.

ARTICLE 2

ASSUMPTION

Section 2.01  Assumption of Obligations.  Effective as of the Effective Time, the Company, as the entity surviving the Merger, shall assume by this Supplemental Indenture all the obligations of the Predecessor Company under the Securities and the Base Indenture.

Section 2.02  Effect of Supplemental Indenture.  Effective as of the Effective Time, the Company shall succeed to, and be substituted for (so that from and after the Effective Time, the provisions of the Base Indenture referring to the “Company” shall refer instead to the Surviving Company and not to the Predecessor Company), and may exercise every right and power of the Predecessor Company under the Base Indenture with the same effect as if the Surviving Company had been named as the Company therein.

ARTICLE 3

MISCELLANEOUS

Section 3.01  Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 3.02  Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03  Ratification of Indenture; No Adverse Interpretation of Other Agreements.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.  This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Predecessor Company or their respective Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 3.04  Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05  Counterpart Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

2

Section 3.06  Table of Contents, Headings, etc.  The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.07  Effectiveness.  The provisions of Article 2 of this Supplemental Indenture shall become operative and effective upon the Effective Time.

Section 3.08  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture and shall not be responsible for any statement in the recitals of this Supplemental Indenture.

3

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of December 15, 2014.

CROWN CASTLE REIT INC.

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
Name:	Michael Countryman
Title:	Vice President